Exhibit 32.1

PRECISION OPTICS CORPORATION, INC.

CERTIFICATION PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Richard E. Forkey, Chief Executive Officer, and Michael T. Pieniazek, Chief Financial Officer, of Precision Optics Corporation, Inc. (the “Company”), certify, pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Quarterly Report on Form 10-QSB of the Company for the quarterly period ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78 m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2007
/s/ Richard E. Forkey
Richard E. Forkey, Chairman of the Board, Chief Executive Officer, President and Treasurer

/s/ Michael T. Pieniazek
Michael T. Pieniazek, Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Precision Optics Corporation, Inc. and will be retained by Precision Optics Corporation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.